FORM OF ARTICLES SUPPLEMENTARY
                                       OF
                            GLOBAL UTILITY FUND, INC.

                                  * * * * * * *
                           Pursuant to Section 2-208.1
                     of the Maryland General Corporation Law
                                  * * * * * * *

         Global Utility Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey
(the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST:            The Corporation is registered as an open-end company
under the Investment Company Act of 1940.

         SECOND:           The total number of shares of all classes of stock
which the Corporation has authority to issue is 2 billion shares of common stock, par value of $.001 each, having an aggregate par value of $2,000,000.

         THIRD:            Heretofore, the number of authorized shares of which
the Corporation has authority to issue was divided into three classes of shares, consisting of 666,666,666 2/3 shares of Class A
Common Stock, 666,666,666 2/3 shares of Class B Common Stock and
666,666,666 2/3 shares of Class C Common Stock.

         FOURTH:           In accordance with Section 2-105(c) of the Maryland
General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on May 9, 1996, the number of authorized shares of which the Corporation has authority to issue is hereby divided into four classes of shares, consisting of 500,000,000 shares of Class A
Common Stock, 500,000,000 shares of Class B Common Stock,
500,000,000 shares of Class C Common Stock and 500,000,000 shares of Class Z Common Stock.

         FIFTH:            The Class Z shares shall represent the same interest
in the Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv)
The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the

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Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

         IN WITNESS WHEREOF, GLOBAL UTILITY FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on _______________, 1996.

                                               GLOBAL UTILITY FUND, INC.



                                               By
                                                        Robert F. Gunia
                                                        Vice President


Attest:
                  S. Jane Rose
                  Secretary


         THE UNDERSIGNED, Vice President of Global Utility Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                       Robert F. Gunia
                                                       Vice President




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